EXHIBIT 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Charles Ives	Connie Pautz
Investor Relations Manager	Corporate Communications Director
Hutchinson Technology Inc	Hutchinson Technology Inc.
320-587-1605	320-587-1823

HUTCHINSON TECHNOLOGY REPORTS FOURTH QUARTER NET LOSS

Net Loss Includes Valuation Allowance on Deferred Tax Assets
and Impairment of Long-Term Investments

HUTCHINSON, Minn., Nov. 6, 2008 – Hutchinson Technology Incorporated (NASDAQ: HTCH) today reported net sales of $164.3 million for its fiscal fourth quarter ended September 28, 2008, up 9 percent compared with $150.4 million in the preceding quarter.  Net sales totaled $199.9 million in the fiscal 2007 fourth quarter, which was a 14-week quarter.
The company reported a net loss of $105.5 million, or $4.60 per share, for the fiscal 2008 fourth quarter.  The net loss for the quarter includes a non-cash charge of $92.5 million, or $4.03 per share, related to establishing a full valuation allowance against its deferred tax assets.  The net loss for the quarter also includes a charge of $8.5 million, or $0.37 per share, related to an other-than-temporary impairment of its long-term investments.  Details of both of these charges are discussed later in this news release.  Excluding the impairment charge, the company’s loss before income taxes for the fiscal 2008 fourth quarter would have been $11.8 million.
In the fiscal 2007 fourth quarter, the company reported net income of $18.6 million, or $0.62 per diluted share.  Net income for the fiscal 2007 fourth quarter included a favorable income tax adjustment of $9.2 million, or $0.30 per share.  The favorable income tax adjustment resulted from a review of research and development tax credits earned in prior years.
The company shipped 209 million suspension assemblies in the fiscal 2008 fourth quarter, up from 189 million in the preceding quarter, but down from 246 million in last year’s 14-week fourth quarter. Overall average suspension assembly selling price in the quarter was $0.78, down from $0.79 in the preceding quarter and $0.81 in last year’s fourth quarter.
Gross margin in the fiscal 2008 fourth quarter was 10 percent, compared with 11 percent in the preceding quarter and 18 percent in last year’s fourth quarter.  Gross profit for the fiscal 2008 fourth quarter was reduced by $11.0 million, due to the costs of ramping the company’s TSA+ flexure production, compared to a $10.2 million reduction in the preceding quarter.  Wayne M. Fortun, Hutchinson Technology’s president and chief executive officer, said that although the initial ramp of TSA+ volume production has dampened the company’s gross margin, this burden should diminish with the TSA+ volume growth and process and productivity improvements that are expected over the next several quarters.
The company incurred an operating loss of $10.5 million in the fiscal 2008 fourth quarter, compared with an operating loss of $12.0 million in the preceding quarter and an operating profit of $6.0 million in last year’s fourth quarter.  Operating results for these periods included operating losses in the company’s BioMeasurement Division of $6.1 million in the 2008 fourth quarter, $5.6 million in the preceding quarter and $5.7 million in last year’s fourth quarter.
The company’s total cash and investments at the end of the fiscal 2008 fourth quarter totaled $263 million, compared with $275 million at the end of the fiscal 2008 third quarter.  Fortun said that in light of uncertain market and economic conditions, the company is focusing on managing its cash position and continuing the investments required to sustain progress on its TSA+ and BioMeasurement initiatives.  “Optimizing and leveraging our TSA+ production capabilities and broadening adoption and use of our InSpectraTM StO2 Tissue Oxygenation Monitor are both key to our future growth and profitability,” said Fortun.

Disk Drive Components Division
Kathleen Skarvan, president of the company’s Disk Drive Components Division, said that shipments of suspension assemblies for all disk drive industry segments increased in the fiscal 2008 fourth quarter compared with the preceding quarter.  “We estimate that we maintained our overall market share during the quarter,” said Skarvan.  “We are working to strengthen our positions in the 3.5-inch ATA and 2.5-inch mobile segments of the disk drive market and sustain our leadership position in the enterprise segment.”
The Disk Drive Components Division shipped 5 million TSA+ suspension assemblies in the fiscal 2008 fourth quarter, a four-fold increase from the preceding quarter as the ramp to higher TSA+ volume continued.  “We are currently in the process of qualifying our second TSA+ program, and remain focused on further increasing market adoption of TSA+ suspension assemblies,” said Skarvan.  Skarvan also said that the company has selected Thailand as the location for establishing an Asian assembly operation.  “In light of the uncertain market and economic conditions, we are assessing the pace of our investment in this operation,” said Skarvan.

BioMeasurement Division
Fourth quarter net sales in the company’s BioMeasurement Division nearly doubled compared with the preceding quarter and net sales for the division’s first full year in the market exceeded $1 million.  The division added 12 new customers in the fiscal 2008 fourth quarter and nearly tripled the number of sensors sold compared with the preceding quarter.  “In addition to adding new customers, existing customers are placing repeat orders for monitors and sensors,” said Rick Penn, president of the BioMeasurement Division.  “Some of these customers are hospitals that are purchasing our products in order to conduct their own independent research into the benefits of monitoring StO2 in a broad range of clinical settings.”
"The benefits of StO2 monitoring – both clinical and economic – are significant,” said Penn.  “They include more effective and reduced use of fluids and blood products, avoidance of invasive procedures and associated infections and complications, and improved patient management and resuscitation.  Other added benefits include shorter intensive care unit and hospital stays and overall increased staff productivity."
Penn said that as the evidence on the value of StO2 monitoring continues to grow, the division is intensifying its marketing and clinician education efforts to broaden understanding of the accuracy and reliability of InSpectra StO2 as an indicator of patient status and a guide to managing treatment.  “We believe that InSpectra StO2 will become an established vital sign routinely measured in patients in a wide range of critical care settings, from trauma and emergency medicine to emergency transport, peri-operative care and intensive care.”

Review and Outlook
Commenting on fiscal year 2008, Fortun said, “We are disappointed in our financial performance, but pleased with our accomplishments that should improve our long-term prospects.  In our Disk Drive Components Division, we increased our market share in the mobile and enterprise segments and initiated volume shipments of TSA+ suspensions.  In our BioMeasurement Division, we more than doubled the number of hospitals using our InSpectra StO2 System and began expanding beyond trauma applications into emergency medicine.”
Regarding the outlook for the Disk Drive Components Division, storage industry analysts and industry participants are currently expecting calendar 2008 fourth quarter disk drive shipments to be flat to up slightly compared with the preceding quarter.  Fortun said the company’s current suspension assembly demand forecast is more cautious and reflects a sequential quarter decline in volume, based in part on assumptions regarding customer build plans and the uncertain market and economic conditions.  He said the company believes it will maintain its overall market share during the quarter and in fiscal 2009 and that pressure on average selling price will continue.
In the BioMeasurement Division, Fortun said fiscal 2009 revenue is projected to reach $3 million to $5 million.  The revenue growth is expected to come from further adoption of the InSpectra StO2 System in targeted critical care applications and from an increase in InSpectra StO2 Systems purchased by hospitals initiating their own research into the clinical value of StO2 monitoring.  “We expect the clinical and economic evidence of the value of monitoring StO2  will continue to grow, and our InSpectra StO2 System will become the established standard of care for measuring tissue perfusion in multiple critical care settings,” said Fortun.

Deferred Tax Asset Valuation Allowance
Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109), requires that companies assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available evidence, using a “more likely than not” standard.  In making such assessments, significant weight is to be given to evidence that can be objectively verified.  A company’s current or previous losses are given more weight than its future outlook, and a recent three-year historical cumulative loss is considered a significant factor that is difficult to overcome.
In accordance with SFAS No. 109, the company has evaluated its DTAs each reporting period, including assessment of its cumulative income over the prior three-year period, to determine if valuation allowances were required.  As previously disclosed in the company’s Quarterly Report on Form 10-Q for its third fiscal quarter ended June 29, 2008, the company had reported $8.2 million of valuation allowances based on the estimated utilization of its DTAs, which was based on its projections of future taxable income at that time.
SFAS No. 109 guidelines require that a full valuation allowance should now be established due to events and developments that occurred during the fiscal 2008 fourth quarter.  A significant negative factor that was difficult to overcome was the company’s three-year historical cumulative loss as of its fourth quarter of fiscal 2008.  This, combined with uncertain near-term market and economic conditions, reduced the company’s ability to rely on its projections of future taxable income in establishing its DTA valuation allowance.
“The establishment of a valuation allowance does not have any impact on our cash, nor does such an allowance preclude us from using our loss carryforwards, tax credits or other deferred tax assets in the future,” said John A. Ingleman, Hutchinson Technology’s senior vice president and chief financial officer.  “The establishment of a valuation allowance is not the result of a significant change in our view of the company’s long-term financial outlook.”

Impairment of Long-Term Investments
Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115), requires that available-for-sale securities be carried at fair value, with temporary impairments included in other comprehensive gain or loss within shareholders’ investment and other-than-temporary impairments included in other income.
In accordance with SFAS No. 115, and as previously disclosed in the company’s Quarterly Report on Form 10-Q for its third fiscal quarter ended June 29, 2008, the company had reported its auction-rate security investments (ARS) as temporarily impaired and reduced their carrying value from a par value of $100.8 million to an estimated fair value of $94.8 million.  This reduction in value was recorded as an unrealized loss and included in accumulated other comprehensive income within shareholders’ investment.
In light of uncertain market and economic conditions, the company has concluded it may decide not to hold its ARS until final maturity if the opportunity arises to sell them on reasonable terms.  This change in intent requires that the adjustment to the carrying value of the ARS be reclassified as an other-than-temporary impairment.  During the fiscal 2008 fourth quarter, an $8.5 million impairment to long-term investments was recorded in other income to reflect the reduction in the carrying value of the ARS from a par value of $100.7 million to an estimated fair value of $92.2 million.

Hutchinson Technology to Host Conference Call
The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time on November 6, 2008.  Individual investors and news media may participate in the conference call live via the webcast.  The webcast will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com.  Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software.

About Hutchinson Technology
Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems.  The company’s Disk Drive Components Division is the leading worldwide supplier of suspension assemblies for disk drives.  The company’s BioMeasurement Division is focused on bringing to the market new technologies and products that provide information clinicians can use to improve the quality of health care.

Cautionary Note Regarding Forward-Looking Statements
This announcement contains forward-looking statements regarding demand for and shipments of disk drives and the company’s products, manufacturing efficiencies, production capability and capacity utilization, selling prices, investments in research and development, product development, product commercialization and adoption, capital expenditures, cash management, operating performance, results of operations, long-term financial outlook and auction-rate security investments.  The company does not undertake to update its forward-looking statements.  These statements involve risks and uncertainties.  The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, market acceptance of new products, the company’s ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in storage capacity requirements, changes in expected data density and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

[Financial Statements Follow]

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Net sales	$164,300	$199,854	$631,619	$716,103

Cost of sales	147,190	164,163	546,139	593,862

Gross profit	17,110	35,691	85,480	122,241

Research and development expenses	9,344	10,415	39,711	55,245

Selling, general and
administrative expenses	18,713	19,316	73,303	76,943

Severance and other expenses		-	1,061	8,728

Litigation reserve	(491)	-	2,003	-

(Loss) income from operations	(10,456)	5,960	(30,598)	(18,675)

Interest expense	(2,914)	(2,981)	(11,692)	(10,433)

Interest Income	1,214	4,098	10,519	15,414

Other income, net	317	643	2,172	4,061

Impairment of long-term investments	(8,484)	-	(8,484)	-

(Loss) income before income taxes	(20,323)	7,720	(38,083)	(9,633)

Provision (benefit) for income taxes	85,193	(10,858)	79,765	(16,898)

Net (loss) income	$(105,516)	$18,578	$(117,848)	$7,265

Basic (loss) earnings per share	$(4.60)	$0.71	$(4.83)	$0.28

Diluted (loss) earnings per share	$(4.60)	$0.62	$(4.83)	$0.28

Weighted-average common
shares outstanding	22,940	26,065	24,411	25,988

Weighted-average common
and diluted shares outstanding	22,940	31,142	24,411	26,041

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets - Unaudited
(In thousands, except shares data)

	September 28,	September 30,
ASSETS	2008	2007
Current assets:
Cash and cash equivalents	$62,309	$64,509
Securities available for sale	108,944	233,043
Trade receivables, net	100,928	101,997
Other receivables	8,847	20,529
Inventories	76,459	61,183
Deferred tax assets	-	8,582
Other current assets	7,326	7,444
Total current assets	364,813	497,287
Long-term investments	92,166	-
Property, plant and equipment, net	415,088	457,883
Deferred tax assets	-	79,008
Other assets	9,220	15,811
	$881,287	$1,049,989

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
Current maturities of long-term debt	$1,444	$1,344
Accounts payable	26,519	29,528
Accrued expenses	14,537	16,535
Accrued compensation	21,178	21,257
Total current liabilities	63,678	68,664
Long-term debt, less current maturities	2,498	3,944
Convertible subordinated notes	375,000	375,000
Other long-term liabilities	3,009	2,834
Shareholders' investment:
Common stock $.01 par value, 100,000,000 shares
authorized, 22,941,000 and 26,074,000
issued and outstanding	229	261
Additional paid-in capital	371,965	411,349
Accumulated other comprehensive (loss) income	(869)	29
Accumulated earnings	65,777	187,908
Total shareholders' investment	437,102	599,547
	$881,287	$1,049,989

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows - Unaudited
(Dollars in thousands)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	September 28,	September 30,
	2008	2007
Operating activities:
Net (loss) income	$(117,848)	$7,265
Adjustments to reconcile net (loss) income to
cash provided by operating activities:
Depreciation and amortization	111,856	118,820
Stock-based compensation	5,976	4,784
Provision (benefit) for deferred taxes	81,264	(21,847)
Loss on disposal of assets	893	12
Write-off of design costs	-	2,577
Litigation reserve	2,003	-
Impairment of L/T investments	8,484	-
Changes in operating assets and liabilities	(2,292)	(8,821)
Cash provided by operating activities	90,336	102,790

Investing activities:
Capital expenditures	(65,603)	(102,239)
Purchases of marketable securities	(960,216)	(1,895,490)
Sales/maturities of marketable securities	983,821	1,912,663
Cash used for investing activities	(41,998)	(85,066)

Financing activities:
Repayment of long-term debt	(1,346)	(1,255)
Repurchase of common stock	(57,721)	-
Net proceeds from issuance of common stock	8,529	7,709
Cash (used for) provided by financing activities	(50,538)	6,454

Net (decrease) increase in cash and cash equivalents	(2,200)	24,178

Cash and cash equivalents at beginning of period	64,509	40,331

Cash and cash equivalents at end of period	$62,309	$64,509

Hutchinson Technology Incorporated
Earnings Per Share Calculation - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Net (loss) income (A)	$(105,516)	$18,578	$(117,848)	$7,265
Plus: interest expense on convertible
subordinated notes	-	1,008	-	0
Less: additional profit sharing expense and
income tax provisions	-	424	-	0
Net (loss) income available to common shareholders (B)	$(105,516)	$19,162	$(117,848)	$7,265

Weighted average common shares outstanding (C)	22,940	26,065	24,411	25,988
Dilutive potential common shares	-	5,077	-	53
Weighted-average common and diluted shares
outstanding (D)	22,940	31,142	24,411	26,041

Basic (loss) earnings per share [(A)/(C)]	$(4.60)	$0.71	$(4.83)	$0.28
Diluted (loss) earnings per share [(B)/(D)]	$(4.60)	$0.62	$(4.83)	$0.28

Hutchinson Technology Incorporated
Reconciliation of Non-GAAP to GAAP Financial Measures - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended
	September 28,	September 30,
	2008	2007

(Loss) income before income taxes - GAAP	$(20,323)	$7,720
Add Impairment of long-term investments (1)	$8,484
(Loss) income before income taxes - excluding impairment of long-term investments	$(11,839)	$7,720

(1) A charge of $8,484,000 related to an other-than-temporary impairment of our auction-rate securities.